Exhibit 10.7
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
(For Participants Outside of the USA)
          Unless otherwise defined herein, the terms defined in the 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).
I.	NOTICE OF STOCK OPTION GRANT
          Name (the “Participant”):
          You have been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Total Number of Shares Granted:	Date of Grant:
Vesting Commencement Date:	Grant Number:
Exercise Price per Share:	Type of Option:
Total Exercise Price:	Term/Expiration Date*:

*	This Option may terminate earlier than the Term/Expiration Date, as set forth in Part II of this Award Agreement.
          Vesting Schedule:
          Except as set forth in the Plan or below, this Option may be exercised, in whole or in part, in accordance with the following schedule:
[This Option will vest and may be exercised with respect to the first 25% of the Shares subject to this Option when the Participant completes 12 months of continuous service as a Service Provider after the Vesting Commencement Date. This Option will vest and may be exercised with respect to an additional 2.0833% of the Shares subject to this Option when the Participant completes each month of continuous service as a Service Provider thereafter.]
          By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement (including Exhibits A and B hereto). Participant has reviewed the Plan and this Award Agreement in their entirety, including Part II (including Exhibits A and B), has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Award Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

participant:	Aruba Networks, Inc.

Name and Address	Signature

II.	AGREEMENT
A.	Grant of Option.
               The Administrator hereby grants to the individual named in the Notice of Stock Option Grant (the “Notice of Grant”) attached as Part I of this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan will prevail.
B.	Exercise of Option.
               1. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Award Agreement.
               2. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section F). This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price or irrevocable instructions to complete a cashless exercise if permitted by the Company.
               No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise comply with Applicable Laws.
C.	Method of Payment.
               Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:
               1. cash;
               2. check; or
               3. consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

D.	Non-Transferability of Option.
               This Option may not be transferred in any manner otherwise than by will or by the Applicable Law and may be exercised during the lifetime of Participant only by Participant.
E.	Term of Option.
               1. Option Expiration. This Option may be exercised only within the term set out in the Notice of Grant and this Section E, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.
               2. Post-Termination Period. This Option, to the extent vested, shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable, to the extent vested, for one (1) year after Participant ceases to be a Service Provider. Participant will be deemed to cease to be a Service Provider as of the last date of his or her active employment or service, which date shall not be extended by any notice of termination or similar period. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided in the Notice of Grant and may be subject to earlier termination as provided in Section 15(c) of the Plan.
F.	Tax Obligations/Withholding Authorization.
               Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option grant, including, but not limited to, the grant, vesting or exercise of the Option, the issuance of Shares pursuant to the exercise of the Option, and the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
               Prior to any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from Participant’s wages or other cash compensation paid to Participant by the Company or the Employer; (2) withholding from proceeds of the sale of Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or (3) withholding in Shares to be issued upon exercise of the Option.
               To avoid negative accounting treatment or for any other reason, as determined by the Company in its sole discretion, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the Option, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.
               Further, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan or Participant’s purchase of Shares that cannot be satisfied by the means previously described. The Company may refuse to honor the exercise and refuse to deliver the Shares or the proceeds of the sale of Shares to the Partcipant, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.
               Finally, to the extent Participant is or becomes subject to U.S. Federal income taxation, this paragraph shall apply. Under Code Section 409A, an option that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An option that is a “discount option” may result in (i) income recognition by the Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) U.S. Federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional U.S. state income, penalty and interest charges to the Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per share exercise price of this Option equals or exceeds the fair market value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per share exercise price that was less than the fair market value of a Share of Common Stock on the date of grant, Participant will be solely responsible for Participant’s costs related to such a determination.
G.	Nature of Grant.
               In accepting the grant, Participant acknowledges, understands and agrees that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time; (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past; (3) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company; (4) Participant is voluntarily participating in the Plan; (5) the Option and Shares subject to the Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any Subsidiary or affiliate of the Company, and which is outside the scope of Participant’s employment contract, if any; (6) the Option and the Shares subject to the Option are not intended to replace any pension rights or compensation; (7) the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or affiliate of the Company; (8) the Option grant and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company, the Employer or any Subsidiary or affiliate of the Company; (9) the future value of the underlying Shares is unknown and cannot be predicted with certainty; (10) if the underlying Shares do not increase in value, the Option will have no value; (11) if Participant exercises his or her Option and obtain Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price; (12) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from termination of Participant’s employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or the Employer, waive his or her ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and (13) in the event of termination of Participant’s employment or service (whether or not in breach of local labor laws), Participant’s right to receive an Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed or in service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of employment or service (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of employment or service as set forth in Section E.2. above, will be measured by the date of termination of Participant’s active employment or service and will not be extended by any notice period mandated under local law; the Board/Committee shall have the exclusive discretion to determine when Participant is no longer actively employed or in service for purposes of Participant’s Option grant.
H.	No Advice Regarding Grant.
               The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
I.	Entire Agreement; Governing Law.
               The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. The Option and this Award Agreement are governed by, and subject to, the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Award Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
J.	NO GUARANTEE OF CONTINUED SERVICE.
               PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT THE WILL OF THE EMPLOYER AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE EMPLOYER TO TERMINATE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, CONSULTANT OR NON-EMPLOYEE DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.
K.	Additional Conditions to Issuance of Stock.
               If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state, federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority.
L.	Data Privacy.
               Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Option grant materials by and among, as applicable, the Employer, and the Company and its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
               Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

               Participant understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States of America or elsewhere, and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than Participant’s country. Participant understands that she or he may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s Human Resources department. Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares acquired upon exercise of the Option may be deposited. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Human Resources department. Participant understands, however, that refusing or withdrawing Participant’s consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact the Company’s Human Resources department.
M.	Language.
               If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
N.	Electronic Delivery.
               The Company may, in its sole discretion, decide to deliver any documents related to current and future participation in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
O.	Severability.
               The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
P.	Exhibit A.
               Notwithstanding any provisions in this Award Agreement, the Option grant shall be subject to any special terms and conditions set forth in the Exhibit A to this Award Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Exhibit A, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Exhibit A constitutes part of this Award Agreement.
Q.	Imposition of Other Requirements.
               The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
[Remainder of Page Intentionally Left Blank]

EXHIBIT A
EXHIBIT A
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
Special Provisions for Options Granted to Participants Outside the U.S.
Terms and Conditions
This Exhibit A includes additional country-specific terms and conditions that govern the Option granted to Participant under the Plan if he or she resides in one of the countries listed below. This Exhibit A is part of the Award Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and/or the Award Agreement.
Notifications
This Exhibit A also includes information regarding exchange control and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Exhibit A as the only source of information relating to the consequences of his or her participation in the Plan because such information may be outdated at the time that he or she exercises the Option or sells Shares acquired pursuant to the exercise of the Option. It is Participant’s responsibility (not the Company’s or the Employer’s) to comply with the exchange controls applicable to him or her.
In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation. As a result, the Company cannot assure Participant of any particular result. The Company strongly advises that Participant seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her situation.
Finally, if Participant is a citizen or resident of a country other than the one in which he or she is currently working, transfers employment after the Option is granted, or is considered a citizen or resident of another country for local law purposes, the information contained herein may not apply to Participant.
CANADA
Terms and Conditions
Involuntary Termination Terms for the Option
The following section replaces Section G.13 of the Award Agreement:
In the event of involuntary termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to vest in this Option (and the triggering of the post-termination exercise period), if any, will terminate (or be triggered) effective as of the date that is the earlier of: (1) the date Participant receives notice of termination of employment from the Employer, or (2) the date Participant is no longer actively employed by the Employer regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to, statutory law, regulatory law and/or common law); the Plan administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option.
Data Privacy Notice and Consent
The following section supplements Section L of the Award Agreement:
Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes the Employer, the Company, and its Subsidiaries and affiliates to disclose and discuss such information with their advisors. Participant also authorizes the Employer, Company and its Subsidiaries and affiliates to record such information and to keep such information in the Participant’s employee file.
Securities Compliance.
Participant is permitted to sell the Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Market.
Consent to Receive Information in English for Participants Who are Residents of Quebec
The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceeds entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la convention.
CHINA
Terms and Conditions
Method of Payment
Notwithstanding Section E of the Award Agreement, due to stringent exchange controls and securities restrictions in China, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Participant is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees or commissions to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. The Company reserves the right to provide Participant with additional methods of paying the Exercise Price depending upon the development of local laws.
Participant understands that the Employer is not a party to the Plan, and thus, it is not required to make any payments to Participant or on Participant’s behalf under the Plan.

Vesting Condition for Participants who are Residents of the People’s Republic of China
In keeping with paragraph B of the Award Agreement, notwithstanding the Vesting Schedule set forth in the Notice of Grant, the Stock Options shall not vest in accordance with the Vesting Schedule unless and until the Company first attains all necessary approvals from State Administration of Foreign Exchange or its local counterpart under the Implementing Rules of the Measures for Administration of Foreign Exchange of Individuals for a dedicated foreign exchange account to receive foreign remittances in connection with the vesting of the Stock Options and the sale of the Shares and repatriation of foreign currency to China.
Exchange Control Information for Participants who are Residents of the People’s Republic of China
Participant understands and agrees that, due to exchange control laws in China, Participant will be required to immediately repatriate the proceeds from the cashless sell-all exercise of the Option and sale of Shares to China. Participant further understands that, under local law, such repatriation of the proceeds may need to be effected through a special exchange control account established by the Employer, the Company or any of its Subsidiaries or affiliates in China, and Participant hereby consents and agrees that the proceeds from the cashless sell-all exercise of the Option and sale of Shares may be transferred to such special account prior to being delivered to Participant. However, regardless of whether the Company establishes a special account, Participant understands that he or she must repatriate any cash proceeds to China and may not have the funds in an off-shore account. Unless the Company in its sole discretion decides otherwise, the proceeds will be paid to the Participant in local currency. The Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions. Participant agrees to bear any currency fluctuation risk between the time the sale proceeds are received and the time the sale proceeds are distributed to the Participant through any such special account. Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
DENMARK
Terms and Conditions
Danish Stock Option Act
By participating in the Plan, Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act. To the extent more favorable to Participant, the terms set forth in the Employer Statement will apply to Participant’s participation in the Plan.
Notifications
Exchange Control and Tax Notification
Participant may hold Shares acquired through the Plan in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank. If Participant holds Shares with a foreign broker or bank, Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, (if applicable) Participant must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed by both Participant and the broker or bank. By signing the Form V, the broker or bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the Shares in the account. By signing the Form V, Participant authorizes the Danish Tax Administration to examine the account.
If Participant opens a brokerage account (or a deposit account with a U.S. bank), the brokerage account (or bank account, as applicable) will be treated as a deposit account because cash can be held in the account. In that instance, Participant must file a Form K (Erklaering K) with the Danish Tax Administration. Both the broker and Participant must sign the Form K. By signing the Form K, the broker undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the deposit account. By signing the Form K, Participant authorizes the Danish Tax Administration to examine the account.
EGYPT
Notifications
Exchange Control Information
If Participant transfers funds out of or into Egypt in connection with the exercise of this Option or the subsequent sale of Shares, Participant is required to transfer the funds through a bank registered in Egypt.
GERMANY
Notifications
Exchange Control Information
Cross-border payments in excess of €12,500 must be reported monthly. If Participant uses a German bank to effect a cross-border payment in excess of €12,500 in connection with the purchase or sale of Shares or the payment of dividends related to certain securities, the bank will make the report. In this case, Participant will not have to report the transaction. In addition, Participant must report any receivables or payables or debts in foreign currency exceeding an amount of approximately €5,000,000 on a monthly basis. Finally, in the unlikely event that Participant holds Shares representing 10% or more of the total or voting capital of the Company, Participant must report such holding annually.
HONG KONG
Notifications
Securities Warning
The Option and any Shares issued pursuant to exexrcise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company, its Subsidiaries or its affiliates. The Notice of Grant, Award Agreement, including this Exhibit A, the Plan and any other Option grant documents or incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have the documents been reviewed by any regulatory authority in Hong Kong.

The Option and any related documentation are intended only for the personal use of the Participant and may not be distributed to any other person. The Participant is advised to exercise caution in relation to the Option. If Participant is in any doubt about the contents of the Notice of Grant, the Award Agreement, this Exhibit A, the Plan and any other Option grant documents, Participant should obtain independent professional advice.
Nature of Scheme
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
ITALY
Terms and Conditions
Method of Payment
Notwithstanding Section E of the Award Agreement, due to securities restrictions in Italy, when Participant exercises the Option, Participant must use a “cashless sell-all” exercise pursuant to which he or she delivers irrevocable instructions to the broker to sell all Shares Participant is entitled to at exercise and remit the proceeds from sale less any Tax-Related Items and brokerage fees or commissions to Participant in cash. Participant will not be permitted to receive and hold any Shares in connection with the exercise of the Option. Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. The Company reserves the right to provide Participant with additional methods of paying the aggregate Exercise Price depending upon the development of local laws.
Data Privacy Consent.
The following section replaces Section L of the Award Agreement:
Participant hereby explicitly and unambiguously consent to the collection, use, processing and transfer, in electronic or other form, of Participant’s personal data as described herein and any other Option grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries or affiliates for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan.
Participant understands that the Company and the Employer, as a data processor of the Company, may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries or affiliates, details of all Options granted, or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, managing and administering the Plan and for complying with Applicable Laws, regulations and Community legislation.
Participant also understands that providing the Company with Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that Participant’s refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect Participant’s ability to participate in the Plan. The Controller of personal data processing is Aruba Networks, Inc., with registered offices at 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., and, pursuant to Legislative Decree no. 196/2003, its Representative in Italy for privacy purposes is Aruba Networks Italy, S.r.L, with registered offices at Piazza Guglielmo Marconi, nr. 15, 00144, Roma, Italia.
Participant understands that Data will not be publicized, but it may be accessible by the Employer as a data processor of the Company and within the Employer’s organization by its internal and external personnel in charge of processing. Furthermore, Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Participant understands that Data will not be publicized, but it may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the Plan. Participant understands that Data may also be transferred to the independent registered public accounting firm engaged by the Company. Participant further understands that the Employer, the Company and/or any of its Subsidiaries or affiliates will transfer Data among themselves as necessary for the purpose of implementing, administering and managing Participant’s participation in the Plan, and that the Company and/or any Subsidiary or affiliate may each further transfer Data to third parties assisting the Company in the implementation, administration, and management of the Plan, including any requisite transfer of Data to a broker or other third party with whom Participant may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purposes of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that these recipients may be located in or outside the European Economic Area, such as the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Data as soon as it has completed all the necessary legal obligations connected with the management and administration of the Plan.
Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data is collected and with confidentiality and security provisions, as set forth by Applicable Laws and regulations, with specific reference to Legislative Decree no. 196/2003.
The processing activity, including communication, the transfer of Data abroad, including outside of the European Economic Area, as herein specified and pursuant to Applicable Laws and regulations, does not require Participant’s consent thereto, as the processing is necessary to performance of contractual obligations related to implementation, administration, and management of the Plan. Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Participant has the right at any moment to, including but not limited to, obtain confirmation that Data exists or not, access, verify their content, origin and accuracy, delete, update, correct, block or terminate, for legitimate reason, the Data processing.
Furthermore, Participant is aware that Data will not be used for direct-marketing purposes. In addition, Data provided can be reviewed and questions or complaints can be addressed by contacting the Company’s Human Resources department.

Plan Document Acknowledgement
In accepting the grant, Participant acknowledges that he or she has received a copy of the Plan and the Award Agreement and has reviewed the Plan and the Award Agreement, including this Exhibit A, in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement, including this Exhibit A.
Participant further acknowledges that he or she has read and specifically and expressly approves the following sections of the Award Agreement and this Exhibit A: Tax Obligations/Withholding Authorization; Nature of Grant; No Advice Regarding Grant; Entire Agreement/Governing Law; No Guarantee of Continued Service; Language; Electronic Delivery; Severability; Imposition of Other Requirements and the Data Privacy provision above.
Notifications
Exchange Control Information.
Participant is required to report in his or her annual tax return: (i) any transfers of cash or Shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (ii) any foreign investments or investments (including any Shares issued at exercise of the Option, proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy (this will include reporting any Shares issued at exercise of the Option if the fair market value of such Shares combined with other foreign assets exceed €10,000); and (iii) the amount of the transfers to and from abroad which have had an impact during the calendar year on the Participant’s foreign investments or investments held outside of Italy. Participant is exempt from the formalities in (i) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on Participant’s behalf.
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Information
If Participant remits funds out of Korea to pay the Exercise Price at exercise of the Option, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Notice of Grant; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Participant’s certificate of employment. This confirmation is not necessary for cashless exercises because no funds are remitted out of Korea.
Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.
KUWAIT

There are no country-specific provisions.
MACAU
There are no country-specific provisions.
MALAYSIA
Notifications
Director Notification Requirements
If Participant is a director of a Malaysian Subsidiary or affiliate of the Company, Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary or affiliate in writing when Participant receives or disposes of an interest (e.g., Options, Shares) in the Company or any related company (including when Participant sells Shares acquired pursuant to the exercise of the Option). These notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
Insider Trading Information
Participant should be aware of the Malaysian insider-trading rules, which may impact Participant’s acquisition or disposal of Shares acquired from the exercise of the Option. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., Options) when Participant is in possession of information, which is not generally available and which Participant knows or should know will have a material effect on the price of Shares once such information is generally available.
MEXICO
Terms and Conditions
Acknowledgment of the Award Agreement
In accepting the grant of the Option, the Participant acknowledges that the Participant has received a copy of the Plan and the Award Agreement, has reviewed the Plan and the Award Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Award Agreement. The Participant further acknowledges that the Participant has read and specifically and expressly approves Section G of the Award Agreement, in which the following is clearly described and established:
(1)	The Participant’s participation in the Plan does not constitute an acquired right.

(2)	The Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis.

(3)	The Participant’s participation in the Plan is voluntary.

(4)	Neither the Company nor any Subsidiaries or affiliates are responsible for any decrease in the value of the Shares issued under the Plan.

Labor Law Policy and Acknowledgment
In accepting the grant of the Option, Participant expressly recognizes that Aruba Networks, Inc., with registered offices at 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and Aruba Networks, Inc. since Participant is participating in the Plan on a wholly commercial basis and his or her sole employer Aruba-Mexico. Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that he or she may derive from participating in the Plan do not establish any rights between Participant and Participant’s employer, Aruba-Mexico and do not form part of the employment conditions and/or benefits provided by Participant’s employer, Aruba-Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that his or her participation in the Plan is as a result of a unilateral and discretionary decision of Aruba Networks, Inc.; therefore, Aruba Networks, Inc. reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.
Finally, Participant hereby declares that he or she does not reserve to him- or herself any action or right to bring any claim against Aruba Networks, Inc. for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to Aruba Networks, Inc., its affiliates, branches, representation offices, its shareholders, officers, agents, or legal representatives with respect to any claim that may arise.
SPANISH TRANSLATION
Reconocimiento del Acuerdo
Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Participante está de acuerdo en haber recibido una copia del Plan, del Acuerdo y ha revisado el Plan y el Acuerdo en su totalidad y comprende y acepta todas las disposiciones previstas en el Plan, en el Acuerdo. Asimismo, el Participante reconoce que ha leído y manifiesta su específica y expresa conformidad con los términos y condiciones establecidos del Acuerdo, en el cual claramente se describe y establece lo siguiente:
(1)	La participación del Participante en el Plan no constituye un derecho adquirido.

(2)	El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de forma completamente discrecional.

(3)	La participación del Participante en el Plan es voluntaria.

(4)	Ni la Compañía ni sus Afiliadas son responsables por la reducción del valor de las Acciones Ordinarias emitidas bajo el Plan.
Política Laboral y Reconocimiento/Aceptación
Al aceptar el otorgamiento de la Opción de Compra de Acciones, el Participante expresamente reconoce que Aruba Networks, Inc., con domicilio registrado ubicado en 1344 Crossman Avenue, Sunnyvale, California 94089, U.S.A., es la única responsable por la administración del

Plan y que la participación del Participante en el Plan y en su caso la adquisición de las Opciones de Compra de Acciones o Acciones no constituyen ni podrán interpretarse como una relación de trabajo entre el Participante y Aruba Networks, Inc., ya que el Participante participa en el Plan en un marco totalmente comercial y su único patrón lo es Aruba-Mexico. Derivado de lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que pudieran derivar de la participación en el Plan no establecen derecho alguno entre el Participante y el patrón, Araba-Mexico y no forma parte de las condiciones de trabajo y/o las prestaciones otorgadas por el patrón, Araba-Mexico y que cualquier modificación al Plan o su terminación no constituye un cambio o impedimento de los términos y condiciones de la relación de trabajo del Participante.
Asimismo, el Participante reconoce que su participación en el Plan es resultado de una decisión unilateral y discrecional de Aruba Networks, Inc.; por lo tanto, Aruba Networks, Inc. se reserva el absoluto derecho de modificar y/o terminar la participación del Participante en cualquier momento y sin responsabilidad alguna frente el Participante.
Finalmente, el Participante por este medio declara que no se reserve derecho o acción alguna que ejercitar en contra de Aruba Networks, Inc. por cualquier compensación o daño en relación con las disposiciones del Plan o de los beneficios derivados del Plan y por lo tanto, el Participante otorga el más amplio finiquito que en derecho proceda a Aruba Networks,Inc., sus afiliadas, subsidiarias, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales en relación con cualquier demanda que pudiera surgir.
NETHERLANDS
Notifications
Insider Trading Information
If Participant is a resident of the Netherlands, Participant should be aware of Dutch insider trading rules which may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effectuating certain transactions if he or she has insider information regarding the Company.
By accepting the grant of the Option and participating in the Plan, Participant acknowledges having read and understood this notification and further acknowledges that it is Participant’s responsibility to comply with the following Dutch insider trading rules.
Under Article 5:56 of Dutch Financial Supervision Act, anyone who has “inside information” related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of details concerning the issuing company to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a subsidiary or affiliate in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees of the Company working at a subsidiary or affiliate in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information.

If it is uncertain whether the insider trading rules apply to Participant, the Company recommends that Participant should consult with his or her own legal advisor. Please note that the Company cannot be held liable if Participant violates the Dutch insider rules. Participant is responsible for ensuring compliance with these rules.
NEW ZEALAND
There are no country-specific provisions.
NORWAY
There are no country-specific provisions.
SINGAPORE
Notifications
Securities Law Information
The grant of the Option is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Option is subject to section 257 of the SFA and Participant will not be able to make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer in is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).
Director Reporting Requirements
If Participant is a director, associate director or shadow director of a Singapore Subsidiary or affiliate of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether he or she is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing of an interest (e.g., Options, Shares) in the Company or any related companies within two days of (i) its acquisition or disposal, (ii) any change in a previously disclosed interest (e.g., when the Option is exercised), or (iii) becoming a director.
SPAIN
Terms and Conditions
Labor Law Acknowledgment
This section supplements Section H of the Award Agreement:
In accepting the Option, Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, Participant understands that the Option is granted on the assumption and condition that the Option or the Shares acquired upon exercise shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of options shall be null and void.
Notifications
Exchange Control Notification
It is Participant’s responsibility to comply with exchange control regulations in Spain. The purchase of Shares must be declared by the purchaser for statistical purposes to the Spanish Direccion General de Política Comercial y de Inversiones Extranjeras (the “DGPCIE”), of the Ministerio de Economia. If Participant purchases the Shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGPCIE for Participant. Otherwise, Participant must make the declaration by filing the appropriate form with the DGPCIE. In addition, Participant must also file a declaration of the ownership of the securities with the Directorate of Foreign Transactions each January while the Shares are owned.
When receiving foreign currency payments derived from the ownership of Shares (i.e., as a result of the sale of the Shares), Participant must inform the financial institution receiving the payment, the basis upon which such payment is made. Participant will need to provide the institution with the following information: (i) Participant’s name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reasons for the payment; and (vii) any additional information that may be required.
If Participant wishes to import the ownership title of the Shares (i.e., share certificates) into Spain, Participant must declare the importation of such securities to the DGPCIE.
SWEDEN
There are no country-specific provisions.
TAIWAN
Notifications
Securities Law Information
This offer of Options and the Shares to be issued pursuant to the Plan is available only for employees of the Company and its Subsidiaries and affiliates. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

Exchange Control Information
Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan, up to US$5 million per year without justification. When remitting funds for the purchase of Shares pursuant to the Plan, such remittances should be made through an authorized foreign exchange bank. In addition, if Participant remits TWD$500,000 or more in a single transaction, Participant must submit a foreign exchange transaction form to the remitting bank and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more in a single transaction, Participant must also provide supporting documentation to the satisfaction of the remitting bank.
THAILAND
Notifications
Exchange Control Information
If Participant exercises the Options with cash, Participant may apply directly to a commercial bank in Thailand for approval to remit up to US$1,000,000 per year for the purchase of Shares. If Participant exercises the Option by way of a cashless method of exercise, no application to a commercial bank is required. In addition, Participant is required to immediately repatriate the proceeds from the sale of the Shares acquired pursuant to the exercise of the Option to Thailand. Within the next 360 days after the repatriation date, Participant must deposit the sale proceeds into a foreign currency deposit account or convert them to local currency. If the amount of such sale proceeds is equal to or greater than US$20,000, Participant must specifically report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form through the bank at which Participant deposits or converts the sale proceeds.
If Participant does not comply with the above obligations, he or she may be subject to penalties assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Participant should consult his or her legal advisor before selling the Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Employer will be liable for any fines or penalties resulting from Participant’s failure to comply.
UNITED ARAB EMIRATES (DUBAI)
There are no country-specific provisions.
UNITED KINGDOM
Terms and Conditions
Joint Election
As a condition of participation in the Plan and the exercise of the Option, Participant agrees to accept any liability for secondary Class 1 national insurance contributions which may be payable by the Company and/or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by Her Majesty’s Revenue & Customs (“HMRC”) (the “Joint Election”), and any other required consent or election required to accomplish the transfer of Employer NICs to

Participant. Participant understands that the Joint Election applies to any option granted to him or her under the Plan after the execution of the Joint Election. Participant further agrees to execute such other joint elections as may be required between him or her and any successor to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section F of the Award Agreement, as supplemented by this Exhibit A.
If Participant does not enter into a Joint Election prior to exercise of the Option, he or she will not be entitled to exercise the Option unless and until he or she enters into a Joint Election and no Shares will be issued to Participant under the Plan, without any liability to the Company and/or the Employer.
Tax Obligations/Withholding Authorization
This section supplements Section F of the Award Agreement.
If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective as of the Due Date. Participant agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section F of the Award Agreement. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the income tax due. In the event that Participant is a director or executive officer and the income tax due is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and NICs will be payable. Participant will be responsible for reporting any income tax and NICs due on this additional benefit directly to HMRC under the self-assessment regime.
In addition, the Participant agrees that the Company and/or the Employer may calculate the Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right the Participant may have to recover any overpayment from the relevant tax authorities.

EXHIBIT B
EXHIBIT B
ARUBA NETWORKS, INC.
2007 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
Aruba Networks, Inc.
1344 Crossman Ave.
Sunnyvale, CA 94089-1113
Attention: Stock Plan Administration
     1. Exercise of Option. Effective as of today, ________________, _____, the undersigned (“Purchaser”) hereby elects to purchase ______________ shares (the “Shares”) of the Common Stock of Aruba Networks, Inc. (the “Company”) under and pursuant to the 2007 Equity Incentive Plan (the “Plan”) and the Award Agreement dated ________ (the “Award Agreement”). The Exercise Price for the Shares will be $_____________, as set forth in the Award Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full Exercise Price for the Shares and any Tax-Related Items (as defined in the Award Agreement) to be paid in connection with the exercise of the Option or, if permitted by the Company, irrevocable instructions to process a cashless exercise.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the Option, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s exercise of the Option or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the exercise of the Option or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Entire Agreement; Governing Law. The Plan and Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by, and subject to, the internal substantive laws, but not the choice of law rules, of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this agreement, the parties hereby submit to and consent

B-1

to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this agreement is made and/or to be performed.

Submitted by:	Accepted by:

PURCHASER:	ARUBA NETWORKS, INC.

Signature	By

Print Name	Its

Address:	Address:

Aruba Networks, Inc.
1344 Crossman Ave.
Sunnyvale, CA 94089-1113
Attention: Stock Plan Administration

Date Received

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